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EXHIBIT 10(iii)

                               CONSENT OF COUNSEL

I consent to the incorporation by reference in this Post-Effective Amendment No. 7 ("Post-Effective Amendment No. 7") of Registration Statement File No. 333-54016 of MetLife Investors Variable Annuity Account Five on Form N-4 to the reference to me under the caption "Legal Matters" contained in the Statement of Additional Information in Post-Effective Amendment No. 6 to Registration Statement No. 333-54016 which is incorporated by reference under this Post-Effective Amendment No. 7.


/s/ Richard C. Pearson

Richard C. Pearson, General Counsel
MetLife Investors Insurance Company of California
Newport Beach, California
May 11, 2004